Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

January 28, 2021

Washington Federal, Inc.

425 Pike Street

Seattle, Washington 98101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Washington Federal, Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”).

Unless otherwise specified in the applicable prospectus supplement, the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”), substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, including the exhibits thereto. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have further assumed that (i) the Company has taken all necessary actions under the restated articles of incorporation of the Company (the “Articles”), the amended and restated bylaws of the Company (the “Bylaws”), all existing resolutions of the of the board of directors of the Company (the “Board”) that are in force and effect and not rescinded (collectively, the “Resolutions”) and the laws, rules and regulations of the State of Washington, including without limitation the Washington Business Corporation Act (collectively, “Washington State Laws”) relating to the Registration Statement. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Washington Federal, Inc.

January 28, 2021

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Company shall have taken all necessary action (the “Actions”) in conformity with the Articles, the Bylaws, the Resolutions and Washington State Laws to establishing the preferences, limitations, voting powers and relative rights of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have made all required filings under Washington State Laws with respect to such series of Preferred Stock underlying such Depositary Shares in conformity with the Articles, Bylaws and the Actions in order to duly establish such series of Preferred Stock and to duly authorize, issue, sell and deliver such series of Preferred Stock; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Depositary Shares:

(i) the Depositary Shares being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Deposit Agreement, and the issuance sale and delivery of the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares will not (A) contravene or violate the Articles or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); and

Washington Federal, Inc.

January 28, 2021

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof.

We have further assumed that each Deposit Agreement will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the laws of the State of Washington or the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP